UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 3, 2006

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2006, ScanSource, Inc. (the “Company”) entered into a letter agreement amending the Amended and Restated Credit Agreement dated as of July 16, 2004 by and among ScanSource, Inc. and Netpoint International, Inc., as U.S. Borrowers, ScanSource Europe Limited and ScanSource UK Limited, as Non-U.S. Borrowers, the Initial Guarantors listed therein, Branch Banking and Trust Company of South Carolina, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent and an Other Currency Lender, BB&T Capital Markets and Wachovia Bank, National Association, as Arrangers, and the Banks parties thereto, as amended (the ‘Credit Agreement”).

Pursuant to the letter agreement, Branch Banking and Trust Company of South Carolina and Wachovia Bank, National Association consented to the acquisition of the assets of T2 Supply, LLC (as described in the attached press release). In addition, the parties amended the Credit Agreement to increase the total revolving advance commitments of the lenders under the Credit Agreement by $20,000,000 for a total maximum revolving advance commitment of $150,000,000.

Item 7.01. Regulation FD Disclosure.

On July 5, 2006, the Company issued a press release announcing its acquisition of the assets of T2 Supply, LLC. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 - Press release issued by ScanSource, Inc. on July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: July 5, 2006	By:	/s/ Richard P. Cleys
	Name:	Richard P. Cleys
	Its:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of Registrant dated 7/5/2006